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                                                                    EXHIBIT 99.4

CONTACTS:

(MEDIA):       BILL MINTZ       (713/296-7276)
               TONY LENTINI     (713/296-6227)
(INVESTOR):    ROBERT DYE       (713/296-6662)

(WEB SITE):    www.apachecorp.com

                                           FOR RELEASE AT 7:30 A.M. CENTRAL TIME

             APACHE REPORTS FIRST QUARTER LOSS OF 4 CENTS PER SHARE

       Houston (April 29, 1999) - Apache Corporation (NYSE: APA) today reported a first quarter loss of $3.6 million, or 4 cents per share as a result of low oil and gas prices. Apache reported net income of $17.4 million, or 18 cents per share, in the prior-year period.

       "The rebound in oil prices arrived too late to bolster first quarter results," said G. Steven Farris, president and chief operating officer. "Oil prices have improved considerably since March."

       Apache realized $11.43 per barrel of oil during the first quarter, down from $14.07 per barrel in the prior-year period. The company realized $1.69 per thousand cubic feet (Mcf) of gas, compared with $1.98 per Mcf in the year-earlier period.

       Cash from operations in the first quarter totaled $84.4 million, compared with $122.3 million in the year-earlier period.

       Oil production averaged 71,356 barrels per day, down from 78,091 barrels per day in the prior-year period, and gas production dropped to 572 million cubic feet (MMcf) per day, from 611 MMcf per day.

       Apache Corporation is an oil and gas independent with operations in North America, Egypt, Western Australia, Poland, People's Republic of China and Cote d'Ivoire. Its common stock is traded on the New York and Chicago stock exchanges.

                                     -end-
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                               APACHE CORPORATION
                             FINANCIAL INFORMATION
                    (In thousands, except per share data)

                                                               For the Quarter
                                                               Ended March 31,
                                                            ----------------------
                                                              1999         1998
                                                            ---------    ---------
FINANCIAL DATA:

Revenues ................................................   $ 187,715    $ 245,941
                                                            =========    =========
Income (Loss) Attributable to Common Stock ..............   $  (3,588)   $  17,356
                                                            =========    =========
Basic Net Income (Loss) Per Common Share ................   $    (.04)   $     .18
                                                            =========    =========
Diluted Net Income (Loss) Per Common Share ..............   $    (.04)   $     .18
                                                            =========    =========
Weighted Average Common Shares ..........................      97,788       97,581
                                                            =========    =========

PRODUCTION AND PRICING DATA:

NATURAL GAS VOLUME - Mcf per day
   United States ........................................     397,685      467,123
   Canada ...............................................     109,099       96,520
   Australia ............................................      60,062       46,973
   Egypt ................................................       3,445          450
   Ivory Coast ..........................................       1,214           --
                                                            ----------------------
     Total ..............................................     571,505      611,066
                                                            ======================
AVERAGE NATURAL GAS PRICE PER MCF
   United States ........................................        1.79         2.18
   Canada ...............................................        1.43         1.24
   Australia ............................................        1.48         1.60
   Egypt ................................................        1.93         1.78
   Ivory Coast ..........................................        1.77           --
     Total ..............................................        1.69         1.98

OIL VOLUME - Barrels per day
   United States ........................................      32,202       39,634
   Canada ...............................................       2,180        2,075
   Australia ............................................      10,255        7,130
   Egypt ................................................      26,707       29,252
   Ivory Coast ..........................................          12           --
                                                            ----------------------
     Total ..............................................      71,356       78,091
                                                            ======================
AVERAGE OIL PRICE PER BARREL
   United States ........................................       11.16        14.33
   Canada ...............................................       10.90        15.75
   Australia ............................................       11.75        14.06
   Egypt ................................................       11.66        13.60
   Ivory Coast ..........................................       14.00           --
     Total ..............................................       11.43        14.07

NGL VOLUME - Barrels per day
   United States ........................................       2,390        1,910
   Canada ...............................................         632          604
                                                            ----------------------
     Total ..............................................       3,022        2,514
                                                            ======================
NGL PRICE PER BARREL
   United States ........................................        7.42         9.14
   Canada ...............................................        5.36         7.26
     Total ..............................................        6.99         8.68
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